As filed with the Securities and Exchange Commission on March 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bionano Genomics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1756290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Bionano Genomics, Inc. Amended and Restated 2018 Equity Incentive Plan, as amended

Bionano Genomics, Inc. 2018 Employee Stock Purchase Plan

(Full titles of the plans)

R. Erik Holmlin, Ph.D.

President and Chief Executive Officer

Bionano Genomics, Inc.

9540 Towne Centre Drive, Suite 100

San Diego, California 92121

(858) 888-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rakesh Gopalan David S. Wolpa Troutman Pepper Locke LLP 301 S. College Street, Suite 3400 Charlotte, NC 28202 (704) 998-4050	R. Erik Holmlin, Ph.D. President and Chief Executive Officer Bionano Genomics, Inc. 9540 Towne Centre Drive, Suite 100 San Diego, California 92121 (858) 888-7600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Bionano Genomics, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) for the purpose of registering (i) an additional 537,009 shares of Registrant’s Common Stock, par value $0.0001 per share (“Common Stock”), issuable under the Registrant’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”), pursuant to the provisions of the 2018 Plan providing for an automatic increase on January 1 of each year in the number of shares of Common Stock reserved and available for issuance under the 2018 Plan and (ii) an additional 366 shares of Common Stock issuable under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”) pursuant to the provisions of the 2018 ESPP providing for an automatic increase on January 1 of each year in the number of shares of Common Stock reserved and available for issuance under the 2018 ESPP. In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the 2018 Plan and the 2018 ESPP is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2018 Plan and the 2018 ESPP under Registration Statements on Form S-8 as noted below.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)
The contents of the earlier registration statements on Form S-8 pertaining to the 2018 Plan and 2018 ESPP filed with the SEC on August 28, 2018 (File No. 333-227073), March 29, 2019 (File No. 333-230589), March 11, 2020 (File No. 333-237069), August 14, 2020 (File No. 333-245764), March 24, 2021 (File No. 333-254654), March 1, 2022 (File No. 333-263176), March 9, 2023 (File No. 333-270430), May 8, 2024 (File No. 333-279229), and April 2, 2025 (File No. 333-286325);

(b)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, which included audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 23, 2026; and

(c)
The description of the Registrant’s Common Stock contained in a registration statement on Form 8-A filed with the SEC on July 31, 2018 (File No. 001-38613) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description including Exhibit 4.5 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 or any related Item 9.01 of Form 8-K and exhibits furnished on such form that relate to such items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
4.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended.
4.3(3)	Amended and Restated Bylaws of the Registrant.
4.4(4)	Amendment to Amended and Restated Bylaws.
4.5(5)	Form of Common Stock Certificate of the Registrant.
5.1*	Opinion of Troutman Pepper Locke LLP.
23.1*	Consent of BDO USA LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Troutman Pepper Locke LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this registration statement).
99.1(6)	Bionano Genomics, Inc. 2018 Equity Incentive Plan, as amended.
99.2(7)	Bionano Genomics, Inc. 2018 Employee Stock Purchase Plan.
107*	Filing Fee Table.

(1)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 8, 2023.
(2)	Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed with the SEC on January 27, 2025.
(3)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2018.
(4)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 14, 2023.
(5)	Incorporated by reference to Exhibit 4.1 of the Registrant’s Statement on Form S-1 (File No. 333-225970), as amended, originally filed with the SEC on June 28, 2018).
(6)	Incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form S-8 (File No. 333-245764), filed with the SEC on August 13, 2020.
(7)	Incorporated by reference to Exhibit 99.5 of the Registrant’s Registration Statement on Form S-8 (File No. 333-227073), filed with the SEC on August 28, 2018.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 25, 2026.

BIONANO GENOMICS, INC.

By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of R. Erik Holmlin, Ph.D. and Mark Adamchak as their true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Erik Holmlin, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	March 25, 2026
R. Erik Holmlin, Ph.D.

/s/ Mark Adamchak	VP, Accounting (Principal Accounting Officer)	March 25, 2026
Mark Adamchak

/s/ David L. Barker, Ph.D.	Director	March 25, 2026
David L. Barker, Ph.D.

/s/ Yvonne Linney, Ph.D.	Director	March 25, 2026
Yvonne Linney, Ph.D.

/s/ Albert A. Luderer, Ph.D.	Director	March 25, 2026
Albert A. Luderer, Ph.D.

/s/ Hannah Mamuszka	Director	March 25, 2026

Hannah Mamuszka

/s/ Aleksandar Rajkovic, M.D., Ph.D.	Director	March 25, 2026
Aleksandar Rajkovic, M.D., Ph.D.

/s/ Christopher Twomey	Director	March 25, 2026
Christopher Twomey

/s/ Kristiina Vuori, M.D., Ph.D.	Director	March 25, 2026
Kristiina Vuori, M.D., Ph.D.